Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-231168, 333-230180, and 333-221378) and S-8 (Nos. 333-232079, 333-223169, 333-216376, 333-209696, 333-198002, 333-187113, 333-183033, and 333-167874) of Tesla, Inc. of our report dated February 13, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 13, 2020